<epam>

Exhibit 99.2

Q2 2024

EPAM Reports Results

Q2 REVENUES

$1.147B

-2.0% ↓ YoY *(reported)*

-1.7% ↓ YoY *(constant currency)*

OUTLOOK Q3 2024

Revenues in the range of

$1.145B-$1.155B

-0.2% ↓ YoY *(midpoint of the range)*

OUTLOOK FY 2024

Revenues in the range of

$4.590B-$4.625B

-1.8% ↓ YoY *(midpoint of the range)*

REVENUES BY INDUSTRY VERTICAL

Consumer Goods, Retail & Travel

$252M **-7.7%** ↓ YoY

Financial Services

$245M **-5.6%** ↓ YoY

Software & Hi-Tech

$169M **-3.7%** ↓ YoY

Business Information & Media

$166M **-12.6%** ↓ YoY

Life Sciences & Healthcare

$140M **22.4%** ↑ YoY

Emerging

$175M **10.6%** ↑ YoY

REVENUES BY GEOGRAPHY

Americas

$691M

1.8% ↑ YoY

EMEA*

$432M

-6.0% ↓ YoY

APAC

$24M

-0.6% ↓ YoY

DILUTED EARNINGS PER SHARE

$1.70 GAAP EPS

-16.3% ↓ YoY

$2.45 NON-GAAP EPS

-7.2% ↓ YoY

EMPLOYEES & LOCATIONS

52,650+ Total EPAMers

47,000+ Designers, Engineers & Consultants

55+ Countries & Regions

Refer to EPAM's 2nd Quarter Earnings Release for additional information and reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS.
*Starting in 2024, revenues from the CEE region are included in the EMEA region.